EXHIBIT 23(a)(11)

                         SELECTED AMERICAN SHARES, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
               TO SECTIONS 2-208.1(a) AND 2-105(c) OF THE MARYLAND
                             GENERAL CORPORATION LAW

Selected American Shares, Inc., a Maryland corporation, having its principal office Baltimore, Maryland, hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

     FIRST Prior to the increase in the number of authorized shares of common stock of the corporation, the corporation had a total of 300,000,000 shares, $1.25 par value per share, which shares were classified according to the following table. The aggregate par value of all of the common stock is $375,000,000.00, all of which was classified.

CLASS OF SHARES                                 AUTHORIZED NUMBER OF SHARES
--------------------------------------------------------------------------------
Selected American Shares Class S Common Stock   250,000,000
Selected American Shares Class D Common Stock    50,000,000
Total Classified shares                         300,000,000
Total Unclassified shares                       NA
Total Authorized Shares                         300,000,000

     SECOND: The stock of the Corporation has been increased by the Board of
     Directors of the Corporation in accordance with and pursuant to Article
     SIXTH of the Articles of Incorporation of the Corporation and Sections
     2-208.1(a) and 2-105(c) of the Maryland General Corporation Law.

     THIRD: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company
     Act of 1940.

     THIRD Immediately following the increase in authorized shares the corporation will have a total of 600,000,000 shares, $1.25 par value per share, which shares shall be classified according to the following table.
     The aggregate par value of all of the common stock is $750,000,000.00.

CLASS OF SHARES                                 AUTHORIZED NUMBER OF SHARES
--------------------------------------------------------------------------------
Selected American Shares Class S Common Stock   350,000,000
Selected American Shares Class D Common Stock   150,000,000
Total Classified shares                         500,000,000
Total Unclassified shares                       100,000,000
Total Authorized Shares                         600,000,000

     FOURTH: The Class S Common Stock and Class D Common Stock shall represent an investment in the same pool of assets with respect to the Corporation and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of
     Incorporation of the Corporation and as set forth below:

          (i)   Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the
                Securities and Exchange Commission and as the Board of Directors
                shall deem appropriate shall be borne solely by each class, and the bearing of such expenses shall be appropriately reflected
                (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class;

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          (ii)  The Class S Common Stock may be sold without a front-end sales load and may be subject to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

          (iii) The Class D Common Stock may be sold without a front-end sales load and without a Rule 12b-1 distribution fee;

          (iv)  Each Class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

          (v)   Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time.

     FIFTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the
     Corporation.

     SIXTH: The Board of Directors, acting through its Executive Committee, duly adopted a resolution, in accordance with Sections 2-208.1, 2-105(c), and
     2-411 of the Maryland General Corporation Law, increasing the number of shares of stock of certain classes that the corporation has authority to issue, as reflected in these Articles Supplementary.

          IN WITNESS WHEREOF, Selected American Shares, Inc. acting pursuant to
     Section 1-301 of the Maryland General Corporation Law has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on March 2, 2006.

                                        SELECTED AMERICAN SHARES, INC.

                                        By: /s/ Sharra Reed
                                            ------------------------------------
                                               Sharra Reed, Vice President

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     ATTEST:

     /s/ Thomas Tays
     --------------------------------
     Thomas Tays, Secretary

     THE UNDERSIGNED, the Vice President of SELECTED AMERICAN SHARES, INC., who
executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED:  March 2, 2006

                                        /s/ Sharra Reed
                                        ----------------------------------------
                                        Sharra Reed, Vice President

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